1 NEWS RELEASE EVEREST GROUP, LTD. Seon place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda Contacts Media: Dawn Lauer Investors: Matt Rohrmann Chief Communications Officer Head of Investor Relations 908.300.7670 908.604.7343 Everest Secures $1.2 Billion Adverse Development Cover Covers future adverse reserve development on Everest’s North American Insurance portfolio for years 2024 and prior HAMILTON, Bermuda – (BUSINESS WIRE) – October 27, 2025 – Everest Group, Ltd. (NYSE: EG) (“Everest”), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today announced it has entered into an adverse development reinsurance agreement, effective October 1, 2025, supported by Longtail Re, an affiliate of Stone Ridge Holdings Group (“Stone Ridge”). The agreement provides $1.2 billion of gross limit protection against future adverse reserve development arising from substantially all insurance policies written by Everest Insurance’s® North American business for accident years 2024 and prior. Everest will retain sole authority to handle and resolve claims. “The transaction is a decisive step in strengthening our reserves and insulating our US Casualty insurance portfolio from further potential reserve development,” said Jim Williamson, Everest President and Chief Executive Officer. “We are pleased to be working with long-time partner Stone Ridge to enhance our risk capacity, optimize capital efficiency and deliver greater value to our clients and shareholders.” The cover is composed of two layers in excess of the $5.4 billion of North America Insurance and Other segment liability subject reserves. The first layer is $700 million, upon which Everest will transfer $1.25 billion of in-the-money reserves in consideration upon closing of the transaction. The second layer is $500 million, upon which Everest will pay approximately $122 million of consideration upon closing of the transaction, which will be reported as an incurred loss during the fourth quarter of 2025. Everest will have a co-participation of $100 million in each layer. The agreement will be accounted for as a retroactive reinsurance agreement. Gallagher Re acted as sole structuring agent and advisor for the transaction. Third Quarter 2025 Financial Results In a separate press release issued today, Everest reported its third quarter 2025 results, which are available in the “Investor Relations” section of its website at investors.everestglobal.com. A conference call discussing the results will be held at 8:00 a.m. Eastern Time on Tuesday October 28, 2025. The call will be available on the Internet through the Company’s website at investors.everestglobal.com.

2 Recipients are encouraged to visit the Company’s website to view supplemental financial information on the Company’s results. The supplemental information is located in the investors.everestglobal.com “Investors/Financials/Quarterly Results” section of the website. The supplemental financial information may also be obtained by contacting the Company directly. About Everest Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide. Everest common stock (NYSE: EG) is a component of the S&P 500 index. Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com. This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. Forward-looking statements about the adverse development cover reinsurance transaction reflect management’s current expectations based on assumptions we believe are reasonable but are not guarantees of performance. Actual results may differ materially from those contained in forward-looking statements made on behalf of the Company. Forward-looking statements involve risks and uncertainties including the actual impact of the adverse development cover reinsurance transaction and other factors described in our SEC filings, including but not limited to our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.